================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   Form 8-K/A

                               Amendment No. 1 to

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report December ___, 2003; Amending 8-K filed August 7, 2002.
               (Date of earliest event reported August 1, 2002):

                        Commission file number 333-42936

                             DND Technologies, Inc.
             (Exact name of Registrant as specified in its charter)

            Nevada                                        84-1405298
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                           375 E. Elliot Rd., Bldg. 6
                             Chandler, Arizona 85225
                    (Address of principal executive offices)

                                 (480) 892-7020
               (Registrant's telephone number including area code)

                                       N/A
          (Former name or former address, if changed since last report)

================================================================================

This Current Report on Form 8-K/A amends Item 7 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 1, 2002.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

      (a)   Aspect Semiquip International, Inc. Financial Statements

            Report of Woods & Dwyer, P.L.C., Independent Auditors

            Balance Sheets as of December 31, 2001 and 2000

            Statements of Operations and Retained Earnings (Deficit) for the
                Years Ended December 31, 2001 and 2000

            Statements of Cash Flows for the Years Ended December 31, 2001 and
                2000

            Notes to Financial Statements

      (b)   Pro Forma Financial Information

            Unaudited Pro Forma Condensed Consolidated Balance Sheet as of
                March 31, 2002

            Unaudited Pro Forma Condensed Consolidated Statements of Operations
                for the Three Months Ended March 31, 2002

            Unaudited Pro Forma Condensed Consolidated Statements of Operations
                for the Year Ended December 31, 2001

            Notes to Unaudited Pro Forma Condensed Consolidated Financial
                Statements

      (c)   Exhibits

            23.1  Consent of Woods & Dwyer, P.L.C., Independent Auditors.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: January 21, 2004                  DND Technologies, Inc., a Nevada
                                        corporation


                                        /s/ Douglas N. Dixon
                                        -------------------------------------
                                        Douglas N. Dixon
                                        President and Chief Executive Officer

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Aspect Semiquip International, Inc.
Chandler, Arizona

We have audited the accompanying balance sheets of Aspect Semiquip International, Inc. as of December 31, 2001 and 2000, and the related statements of earnings and retained deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aspect Semiquip International, Inc. as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

As discussed in Note 14 to the financial statements, the Company announced the acquisition of the Company by a publicly traded shell.


/s/ Woods & Dwyer, P.L.C.
Phoenix, Arizona

March 5, 2002,
   (except for Note 14, as to which the date is May 21, 2002)

ASPECT SEMIQUIP INTERNATIONAL, INC.

BALANCE SHEETS
DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------

                                                       2001             2000
                                                   -----------      -----------

ASSETS

CURRENT ASSETS:
Cash                                               $   419,690      $   567,418
Accounts receivable                                    456,494        2,587,904
Inventory                                            1,889,250        2,587,167
Prepaid and other expenses                              61,183           49,186
                                                   -----------      -----------
Total current assets                                 2,826,617        5,791,675
                                                   -----------      -----------

PROPERTY AND EQUIPMENT:
Office furniture, fixtures and equipment               330,812          439,588
Leasehold improvements                                 404,661          399,050
Machinery and equipment                                332,860          211,637
Laboratory tools                                        25,833           30,698
Vehicles                                                                 32,600
                                                   -----------      -----------
Total property and equipment                         1,094,166        1,113,573
Less accumulated depreciation                         (348,603)        (258,258)
                                                   -----------      -----------
Property and equipment, net                            745,563          855,315
                                                   -----------      -----------

TOTAL ASSETS                                       $ 3,572,180      $ 6,646,990
                                                   ===========      ===========

                                                                     (Continued)

ASPECT SEMIQUIP INTERNATIONAL, INC.

DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------

                                                          2001           2000
                                                      -----------     ----------

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt                     $   146,404     $   88,257
Bank line of credit                                       746,216
Accounts payable                                          311,079      1,531,531
Accrued payroll and related expenses                      554,665        772,754
Accrued expenses                                          349,068        330,065
Customer deposits and credits                             291,272        507,923
Related party notes payable                               409,350        409,350
Deferred revenue                                           20,294        194,367
                                                      -----------     ----------
Total current liabilities                               2,828,348      3,834,247
                                                      -----------     ----------

LONG-TERM DEBT, Net of current portion                    356,654        276,762
                                                      -----------     ----------

SHAREHOLDERS' EQUITY:
Common stock, no par value, 10,000,000 shares
  authorized, 2,500,000 shares issued and
  outstanding                                           1,816,370      1,816,370
Preferred stock, 5,000,000 shares authorized,
  no shares issued and outstanding
Retained earnings (deficit)                            (1,429,192)       719,611
                                                      -----------     ----------
Total shareholders' equity                                387,178      2,535,981
                                                      -----------     ----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY            $ 3,572,180     $6,646,990
                                                      ===========     ==========

See Notes to Financial Statements.

--------------------------------------------------------------------------------

ASPECT SEMIQUIP INTERNATIONAL, INC.

STATEMENTS OF EARNINGS AND RETAINED DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------

                                                      2001             2000
                                                  -----------      ------------

REVENUES                                          $ 8,102,843      $ 17,371,090

COST OF SALES                                       4,129,573         8,314,087
                                                  -----------      ------------

GROSS MARGIN                                        3,973,270         9,057,003

GENERAL AND ADMINISTRATIVE EXPENSES                 5,320,564         6,265,268
                                                  -----------      ------------

INCOME (LOSS) FROM OPERATIONS                      (1,347,294)        2,791,735
                                                  -----------      ------------

OTHER INCOME (EXPENSE):
Other income                                          (16,540)           53,544
Other expenses                                        (84,704)          (65,301)
                                                  -----------      ------------
Other expense, net                                   (101,244)          (11,757)
                                                  -----------      ------------

NET EARNINGS (LOSS)                               $(1,448,538)     $  2,779,978
                                                  ===========      ============

RETAINED EARNINGS (DEFICIT),
  BEGINNING OF YEAR                               $   719,611      $ (1,426,248)

NET EARNINGS (LOSS)                                (1,448,538)        2,779,978

DISTRIBUTIONS                                        (700,265)         (634,119)
                                                  -----------      ------------

RETAINED EARNINGS (DEFICIT),
  END OF YEAR                                     $(1,429,192)     $    719,611
                                                  ===========      ============

See Notes to Financial Statements.

--------------------------------------------------------------------------------

ASPECT SEMIQUIP INTERNATIONAL, INC.

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------

                                                        2001            2000
                                                    -----------     -----------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings (loss)                                 $(1,448,538)    $ 2,779,978
Adjustments to reconcile net earnings (loss)
  to net cash provided by (used by)
  operating activities:
  Depreciation                                          208,406          55,936
  Provision for inventory obsolescence                   65,000          90,000
  Loss on disposal of property and equipment             71,911           5,988
Accrued interest                                         34,540           7,988
                                                    -----------     -----------
Net cash provided by (used by)
  operating activities                               (1,068,681)      2,939,890
                                                    -----------     -----------

ACCRUALS OF EXPECTED FUTURE OPERATING
  CASH RECEIPTS AND PAYMENTS:
Decrease (increase) in:
  Accounts receivable                                 2,131,410      (1,768,064)
  Inventory                                             632,917      (1,729,865)
  Prepaid and other expenses                            (11,997)        (35,438)
Increase (decrease) in:
  Accounts payable                                   (1,220,452)      1,093,921
  Accrued payroll and related expenses                 (218,089)        588,230
  Accrued expenses                                     (110,077)        137,198
  Customer deposits and credits                        (156,651)        466,823
  Deferred revenue                                     (174,073)        194,367
                                                    -----------     -----------
                                                        872,988      (1,052,828)
                                                    -----------     -----------

NET CASH PROVIDED BY (USED IN)
  OPERATING ACTIVITIES                                 (195,693)      1,887,062
                                                    -----------     -----------

                                                                     (Continued)

ASPECT SEMIQUIP INTERNATIONAL, INC.

FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------

                                                            2001           2000
                                                       ---------      ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment                      (182,197)      (758,100)
Proceeds from the sale of property                         3,240              0
                                                       ---------      ---------
Net cash provided by (used in)
  investing activities                                  (178,957)      (758,100)
                                                       ---------      ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings under line of credit                      746,216        (17,173)
Proceeds from issuance of long-term debt                 250,000
Principal payments on long-term debt                     (69,029)       (85,954)
Distributions paid                                      (700,265)      (638,922)
                                                       ---------      ---------
Net cash provided by (used by)
  financing activities                                   226,922       (742,049)
                                                       ---------      ---------

NET INCREASE (DECREASE) IN CASH                         (147,728)       386,913

CASH AT BEGINNING OF YEAR                                567,418        180,505
                                                       ---------      ---------

CASH AT END OF YEAR                                    $ 419,690      $ 567,418
                                                       =========      =========

See Notes to Financial Statements.

--------------------------------------------------------------------------------

ASPECT SEMIQUIP INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------

1.    SIGNIFICANT ACCOUNTING POLICIES AND OTHER GENERAL MATTERS

      Nature of Operations

      Aspect Semiquip International, Inc., (A.S.I.) founded on November 2, 1990 under the laws of the State of Arizona, is a supplier of semiconductor manufacturing capital equipment. A.S.I. supplies complete after market support of the Lam Research Corp. AutoEtch(TM)and Rainbow(TM) plasma dry etch systems including parts and assemblies.

      During 2000 the Company created a subsidiary company, ASI Team Asia Ltd. (ASI Team), in Hong Kong for sales and marketing of the Company products and services to customers in Asia. The Company owns 85% of ASI Team.

      Effective June 1, 2001, the Company entered into a business combination with a Texas based Company. (See Note 13)

      Cash and Cash Equivalents

      For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with maturities of 90 days or less to be cash equivalents.

      Accounts Receivable

      Due to the nature of its customers, management believes that all accounts receivable are fully collectible. Therefore, no allowance for doubtful accounts has been provided for the years ended December 31, 2001 and 2000.

      Inventory

      Inventories are stated at the lower of cost or market, with cost being determined in a manner which approximates the first-in, first-out method. Cost elements are the raw product plus freight, labor, and manufacturing overhead. Inventories consist of the following at December 31:

                                               2001               2000
                                           -----------        -----------

      Raw materials                        $ 1,589,407        $ 2,310,153
      Work-in-process                          454,843            337,014
      Reserve                                 (155,000)           (90,000)
                                           -----------        -----------

      Total                                $ 1,889,250        $ 2,587,167
                                           ===========        ===========

      Property and Equipment

      Property and equipment are stated at cost. The lease rights acquired through capital leases are recorded on the balance sheet with property and equipment and total $96,547. The related obligations on capital leases are accounted for as liabilities (See Note 7). Depreciation is provided for by accelerated and straight-line methods over the following estimated useful lives:

      Office furniture, fixtures and equipment                    5 -  7 years
      Leasehold improvements                                      3 - 15 years
      Machinery and equipment                                          7 years
      Laboratory tools                                                 7 years
      Vehicles                                                         5 years

      Depreciation expense for the years ended December 31, 2001 and 2000 was $208,406 and $55,936, respectively.

      Income Taxes

      The Company, with the consent of its shareholders, had elected under the Internal Revenue Code to be an S Corporation. In lieu of corporate income taxes, the shareholders of an S Corporation were taxed on their proportionate share of the Company's taxable income. Effective September 1, 2001, the Company revoked this election.

      Preferred Stock

      The Company is authorized to issue 5,000,000 of preferred stock. These shares shall be non-voting, have no right to receive dividends, but shall share equally on a share by share basis with the owners of common stock in the proceeds, if any, resulting from the liquidation of the corporation, the sale of substantially all of its assets, or the acquisition by a third party of 100% of the voting stock of the corporation. During the year ended December 31, 2001 the Company issued no preferred shares.

      Warranty Reserve

      The financial statements include a product warranty reserve of $60,000 and $52,000 for the years ended December 31, 2001 and 2000, respectively. It is based on estimates of future costs associated with fulfilling the warranty obligation. The estimates are derived from historical cost experience.

2.    USE OF ESTIMATES IN FINANCIAL STATEMENTS

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions which affect the reported amounts of assets and liabilities and disclosure of continent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.    DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

      The Company has financial instruments, none of which are held for trading purposes. The Company estimates that the fair value of financial instruments at December 31, 2001 and 2000, as defined in FASB 107, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheets. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgement is required in interpreting market data to develop the estimates of fair value, and, accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

4.    CONCENTRATION OF CREDIT RISK

      Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and sales.

      Cash

      Financial instruments that potentially subject the Company to concentrations of credit risk with respect to cash arise due to the fact that as of December 31, 2001 and 2000, the Company had on deposit with financial institutions approximately $347,000 and $584,000, respectively, in excess of the F.D.I.C. insurance coverage for those funds.

      Accounts Receivable

      Concentrations of credit risk with respect to accounts receivable exist because, as of December 31, 2001 and 2000, 0% and 27%, respectively, of the balance reported originated with two customers.

      Sales

      For the years ended December 31, 2001 and 2000, 0% and 28% of the Company's sales were with 0 and two customers, respectively.

5.    LINE OF CREDIT

      The Company has available a $1,000,000 revolving line of credit with a financial institution, maturing on May 31, 2002 and bearing interest at Libor plus 2.75%. The note is secured by corporate assets and has been personally guaranteed by a 70% shareholder. As of December 31, 2001 there was an outstanding balance of $746,216 on the line.

      The note contains numerous loan covenants that the Company is not in compliance with. As of the date of the audit report the Company has not obtained wavers for these deficiencies.

6.    LONG-TERM DEBT AND SECURED ASSETS

      As of December 31, 2001 and 2000, the following note and obligations under capital lease were due and payable:

                                                       2001          2000
                                                    ---------     ---------

      Note payable, former shareholder, dated
      May 15, 1997 payable in quarterly
      installments of $24,319 including interest
      at 10%. Final payment is due on May 15,
      2004. (Secured by common stock, held in
      escrow, see Note 12)                          $ 212,500     $ 283,700

      Note payable with a financial institution,
      dated May 18, 2001. The note is payable
      in sixty monthly installments of $4,167
      with interest at Libor plus 2.75%               227,541             0

      Obligations under capital leases (See
      Note 7)                                          63,017        81,319
                                                    ---------     ---------
                                                      503,058       365,019
      Current maturities                             (146,404)      (88,257)
                                                    ---------     ---------
                                                    $ 356,654     $ 276,762
                                                    =========     =========

      Future maturities of long-term debt and secured assets are as follows:

      2002                                                         $146,404
      2003                                                          151,191
      2004                                                          112,910
      2005                                                           63,385
      2006                                                           29,168
                                                                   --------
                                                                   $503,058
                                                                   ========

7.    DESCRIPTION OF LEASE AGREEMENTS

      Capital Leases

      Equipment:

      The Company has entered into lease agreements for office equipment which have been classified as capital leases. The present value of future minimum lease payments under these leases and the corresponding liabilities have been recorded in the financial statements as property and equipment and long-term debt respectively (See notes 1 and 6). The imputed interest rates on these leases range from approximately 11.0% to 13%.

      Operating Leases

      Real Estate:

      The Company leases office space in Chandler, Arizona and Richardson, Texas. The Arizona lease is a five-year triple net lease arrangement beginning in December of 1999, at a base rate of approximately $13,300 per month, adjustable annually with common area fees of approximately $6,600 per month. The Texas lease is a renewable three-year lease arrangement beginning in July of 2000, at a base rate of approximately $6,790 adjustable annually.

      Equipment:

      The Company leases a fork lift under a five year operating lease arrangement with monthly payments of $374.

      Summary:

      Future minimum lease payments on operating leases are as follows:

      2002                                                        $260,700
      2003                                                         222,600
      2004                                                         181,600
      2005                                                           1,900
                                                                  --------
                                                                  $666,800
                                                                  ========

      For the years ended December 31, 2001 and 2000, total lease expense charged to operations was $259,003 and $161,620, respectively.

8.    INCOME TAXES

      Income tax (benefit) expense for the years ended December 31, 2001 and 2000 consisted of the following:

      2001

                               Federal           State            Total
                              --------         --------         ---------

      Deferred                $(93,147)        $(52,395)        $(145,542)
                              ========         ========         =========

      2000

                               Federal           State            Total
                              --------         --------         ---------


      Deferred                $      0         $      0         $       0
                              ========         ========         =========

      As of December 31, 2001 the Company had deferred tax assets of approximately $145,540, net of an allowance of the same. As of December 31, 2001 the Company had federal and state net operating loss carry-forwards of approximately $582,000 available to offset future taxable income, if any. The allowance account was established to account for those loss carry-forwards that may expire unused. The federal net operating loss carry-forwards will begin to expire in the year 2020 and the state net operating loss carry-forwards will begin to expire in the year 2006. For the year ended December 31, 2001 there was no current income tax expense.

      The income tax provision (benefit) differs from the expense that would result from applying federal statutory rates to income before income taxes because deferred income taxes are based on average tax rates.

9.    RELATED PARTY TRANSACTIONS

      During the fiscal years ended December 31, 1999, 1998 and 1997 the Company entered into various note payable agreements with two shareholders and officers. The notes bear interest ranging from 3% to 7% and are due upon demand or within twelve months of the date of the note. It is the intent of the shareholders to renew all note agreements that have expired. Advances under these notes are as follows:

      Year ended December 31, 1997                 $ 60,000       $120,000
      Year ended December 31, 1998                   60,000        119,350
      Year ended December 31, 1999                        0         50,000
                                                   --------       --------
                                                   $120,000       $289,350
                                                   ========       ========

      For the years ended December 31, 2001 and 2000 accrued interest on these notes totaled $94,105 and $63,467, respectively.

10.   EMPLOYEE BENEFIT PLAN

      Effective January 1, 1997 the Company adopted the Aspect Systems Retirement Savings Plan, a defined contribution pension plan covering substantially all employees that have met certain eligibility and participation requirements as defined in the plan document. The plan was amended in 2000 to allow discretionary employer contributions. During the year ended December 31, 2001 and 2000, Company contributions totaled $5,451 and $30,328 respectively.

11.   STOCK OPTIONS

      The Company has adopted a stock option plan that provides for the granting of options to certain officers and key employees of the Company. The option price, numbers of shares and grant date are determined at the sole discretion of the Company's board of directors. Grantees vest in the options subject to a vesting schedule as is disclosed in the "Stock Option Agreement". A grantee's right to exercise a vested portion of their Options shall occur no later than five years following the grant date. The fair market value of each option is $.50 as determined by the Board. For the years ended December 31, 2001 and 2000, no options have been exercised, however 3 employees have vested in 40% of their option shares totaling 60,000 shares.

12.   STOCK REDEMPTION AGREEMENT

      In May, 1997, the employment of the former president, who was a 35% shareholder, was terminated. Pursuant to the stock redemption agreement, dated November 2, 1990, the Company exercised its option to redeem the shares held by the former president. The Agreement calls for a total purchase price equal to the book value of the common shares held as of May 31, 1997, payable in quarterly installments over a seven year term at a 10% interest rate (See Note 6). The associated stock relating to this agreement has been endorsed in blank and is being held in escrow until the purchase price is paid in full.

13.   BUSINESS COMBINATION

      Effective June 1, 2001, Aspect Systems, Inc., an Arizona Corporation combined with Semiquip, Inc., a Texas Corporation to form Aspect Semiquip International, Inc., an Arizona Corporation. Semiquip, Inc. was a service organization providing 1) repair services for Chiller and Rainbow systems and 2) contract service technicians to the high tech industry.

      The method of combination used by the Companies was the pooling of interests method. Aspect Systems, Inc. issued 750,000 shares of its no par common stock in the combination.

      The details of the results of operations of the previously separate companies for the five months ended May 31, 2001 and for the twelve months ended December 31, 2000 that are included in the Statement of Earnings and Retained Deficit are as follows:

      Five months ended May 31, 2001

                                                   Aspect
                                                Systems, Inc.    Semiquip, Inc.
                                                -------------    --------------

      Revenues                                  $  3,787,497      $1,362,878
                                                ============      ==========

      Net earnings (loss)                       $    (18,971)     $  405,941
                                                ============      ==========

      Distributions                             $          0      $  149,060
                                                ============      ==========

      Twelve months ended December 31, 2000

                                                   Aspect
                                                Systems, Inc.    Semiquip, Inc.
                                                -------------    --------------

      Revenues                                  $ 13,568,032      $4,084,662
                                                ============      ==========

      Net earnings (loss)                       $  1,917,952      $  904,505
                                                ============      ==========

      Distributions                             $    446,968      $  187,151
                                                ============      ==========

14.   SUBSEQUENT EVENTS

      On May 17, 2002, the Company issued a press release that Zurichkirch Corporation, a publicly traded shell, had acquired Aspect Semiquip International, Inc. in a tax-free exchange of stock.

      The Company is in negotiations with a 30% shareholder to redeem their shares of stock in Aspect Semiquip International, Inc. in exchange for an interest free $500,000 note payable, plus certain assets.

15.   CONTINGENCIES

      As discussed in Note 5, the Company has not obtained wavers to the existing loan covenants. The ultimate effect on Company operations in the near term that could result from a deemed default cannot be reasonably estimated.

      The Company was required to file, with the Inland Revenue Department in Hong Kong, China, a Profits Tax Return (Form B.I.R. 51) by December 9, 2001. As of the date of this audit report Form B.I.R. 51 has not been completed. Failure to submit the tax return may result in significant penalties imposed by the Inland Revenue Department. The amount of these penalties cannot be reasonably estimated.

16.   OTHER CASH FLOW DISCLOSURES

      Supplemental Disclosures

                                                      2001           2000
                                                    -------        -------

      Cash

      Cash paid during the period
        for interest                                $53,700        $57,000
                                                    =======        =======

      Non-Cash

      Assets acquired through
        capital leases                              $ 8,392        $88,160
                                                    =======        =======

                             DND TECHNOLOGIES, INC.
                       (FORMERLY ZURICHKIRCH CORPORATION)
                                       AND
                       ASPECT SEMIQUIP INTERNATIONAL, INC.
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 2002
                                    UNAUDITED
                                 (in thousands)

                                             DND     Adjustments    Consolidated
                                           -----     -----------    ------------

ASSETS

CURRENT ASSETS:
Cash and cash equivalents                  $  -0-      $   250        $   250
Accounts receivable, net                                   667            667
Inventories                                              1,853          1,853
Prepaid expenses and
  other current assets                                      62             62
                                           -----       -------        -------
Total current assets                                     2,832          2,832
                                           -----       -------        -------

PROPERTY AND EQUIPMENT, Net                                713            713
                                           -----       -------        -------

TOTAL ASSETS                               $  -0-      $ 3,545        $ 3,545
                                           =====       =======        =======

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES                        $  -0-      $ 3,504        $ 3,504
                                           -----       -------        -------

STOCKHOLDERS' EQUITY:
Common stock                                  10            12             22
Paid-in capital                              366         1,804          2,170
Retained earnings (deficit)                 (376)       (1,775)        (2,151)
                                           -----       -------        -------
Total stockholders' equity                    -0-           41             41
                                           -----       -------        -------

TOTAL LIABILITIES
  AND STOCKHOLDERS' EQUITY                 $  -0-      $ 3,545        $ 3,545
                                           =====       =======        =======

                             DND TECHNOLOGIES, INC.
                       (FORMERLY ZURICHKIRCH CORPORATION)
                                       AND
                       ASPECT SEMIQUIP INTERNATIONAL, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2002
                                    UNAUDITED
                      (in thousands except per share data)

                                 Income Statements                   Pro Forma
                                -------------------      ---------------------------------
                                  DND         ASI         Adjust        Ref       Consol'd
                                -------     -------      -------        ---       --------
REVENUES                        $    -0-    $ 1,188                               $  1,188

COST OF SALES                                   842                                    842
                                -------     -------                               --------

GROSS PROFIT                         -0-        346                                    346
                                -------     -------                               --------

OPERATING EXPENSES:
Selling, general
  and administrative                  9         642      $    (9)        a             642
Research and development                         28                                     28
                                -------     -------                               --------
Total operating expenses              9         670                                    670
                                -------     -------                               --------

OTHER INCOME (EXPENSE), Net                     (22)                                   (22)
                                -------     -------                               --------

LOSS FROM OPERATIONS
  BEFORE INCOME TAXES                (9)       (346)     $     9                      (346)

INCOME TAX EXPENSE
                                -------     -------                               --------

NET LOSS                        $    (9)    $  (346)     $     9                  $   (346)
                                =======     =======                               ========

WEIGHTED AVERAGE SHARES
  OUTSTANDING:
Basic and diluted                10,000                   12,000                    22,000
                                =======                                           ========

BASIC AND DILUTED LOSS
  PER SHARE                         N/A                  $ (0.02)                 $  (0.02)
                                =======                                           ========

                             DND TECHNOLOGIES, INC.
                       (FORMERLY ZURICHKIRCH CORPORATION)
                                       AND
                       ASPECT SEMIQUIP INTERNATIONAL, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2001
                                    UNAUDITED
                      (in thousands except per share data)

                                 Income Statements                   Pro Forma
                                --------------------      -----------------------------
                                  DND          ASI         Adjust       Ref    Consol'd
                                -------      -------      --------      ---    --------
REVENUES                        $    -0-     $ 8,103                           $  8,103

COST OF SALES                                  4,130                              4,130
                                -------      -------                           --------

GROSS PROFIT                         -0-       3,973                              3,973
                                -------      -------                           --------

OPERATING EXPENSES:
Selling, general
  and administrative                 88        5,321      $    (88)      a        5,321
Research and development             57                   $    (57)      a
                                -------      -------      --------             --------
Total operating expenses            145        5,321      $   (145)               5,321
                                -------      -------      --------             --------

OTHER INCOME (EXPENSE), Net          (1)        (101)     $      1       a         (101)
                                -------      -------      --------             --------

LOSS FROM OPERATIONS
  BEFORE INCOME TAXES              (146)      (1,449)     $    146               (1,449)

INCOME TAX EXPENSE
                                -------      -------                           --------

NET LOSS                        $  (146)     $(1,449)     $    146             $ (1,449)
                                =======      =======                           ========

WEIGHTED AVERAGE SHARES
  OUTSTANDING:
Basic and diluted                 5,635                     16,365               22,000
                                =======                                        ========

BASIC AND DILUTED LOSS
  PER SHARE                     $ (0.03)                  $  (0.04)            $  (0.07)
                                =======                                        ========

                             DND TECHNOLOGIES, INC.
                       (FORMERLY ZURICHKIRCH CORPORATION)
                                       AND
                       ASPECT SEMIQUIP INTERNATIONAL, INC.
                        CONSOLIDATED FINANCIAL STATEMENTS
                                    UNAUDITED
                                 (in thousands)

      The unaudited pro forma condensed consolidated statement of operations for the twelve months ended December 31, 2001 gives effect to the consolidated results of operations as if the merger occurred at January 1, 2001. The unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2002 gives effect to the consolidated results of operations as if the merger occurred at January 1, 2002. These results are not necessarily indicative of the consolidated results of operations of the Company as they may be in the future, or as they might have been had these events been effective at January 1, 2001 and 2002, respectively. The unaudited pro forma condensed consolidated balance sheet gives effect to the financial position at March 31, 2002 as if the merger occurred at March 31, 2002. Such consolidated financial position is not necessarily indicative of the Company as it may be in the future, or as it might have been had these events been effective at March 31, 2002. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical financial statements of the Company and Aspect Semiquip International, Inc. ("ASI") and the related notes thereto.

PRO FORMA ADJUSTMENTS FOR THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AT MARCH 31, 2002

a. Reflects the accounting of the transaction as a recapitalization of ASI rather than a business combination.

PRO FORMA ADJUSTMENTS FOR THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2001 AND THE THREE MONTHS ENDED MARCH 31, 2002

a. Gives effect to the reduction of administrative and research and development expenses of the operation of the Company upon acquisition.

                                INDEX TO EXHIBITS

Exhibit
Number                      Description of Document
-------                     -----------------------

 23.1       Consent of Woods & Dwyer, P.L.C., Independent Auditors